EXHIBIT 10.5.B

                                    AGREEMENT

Amendment to the memorandum of understanding of 26th August 1998

Tuesday 20 April 1999

1.0   The Parties agree to enter in a Joint Venture for:

a) Processing (sorting, cutting and polishing) of gems and marketing of cut and rough stones.

2.0   The Parties to the Joint Venture consist of:

      a)    American Benefits Group, Inc. (ABFG).

      b)    Menavi Group:

            (i)   Menavi International Ltd.

            (ii)  Advance Cutting Center (Israel) Ltd.

            (iii) Advance Cutting Center Ltd. (Bangkok)

3.0 The Parties registered an Israeli Corporation in which the shares will be equally held by both Parties to the Joint Venture. The company will be named Total Gem Management Ltd. (TGM).

4.0 The general goal of this agreement is for TGM to manage and handle ABFG sapphires from the point after mining and sorting. TGM will sort rough; cut and polish it in its own lapidaries of supervises other lapidaries, sort and grade cut stones, and distribute them.

5.0   Terms and Conditions:

      a) ABFG will provide cash to TGM and Menavi International Ltd. At a value of approximately U.S. One Million (U.S.$1,000,000.00). Menavi will provide U.S. $1,000,000.00 worth of gems. (Wholesale value).

      b)    Processing:

            (i) ABFG will continue to mine, in full force precious or semi precious gems from any source it wishes to mine.

            (ii)  ABFG and TGM will sort rough into two (2) main categories:

                  1.    cutable,

                  2.    non-cutable.

            (iii) All cutable rough will be sorted under TGM supervision and guidance according to size and quality ready to be shipped to TGM.

            (iv) TGM will sort rough ready to be shipped to the various lapidaries.

            (v) All gems will be processed at such places as determined by TGM.

            (vi)  TGM will supervise all processing of gems.

            (vii) All cut stones will be sorted and graded at the sorting offices in Bangkok and TLV, and such other places as determined by TGM.

            (viii) Final pricing and estimation will be done by TGM.

      c)    Marketing and Distribution:

            (i) The parties will use TGM's offices in Ramat-Gan and Bangkok and New York or any other offices see fit by TGM, in order to distribute ABFG gemstones.

            (ii) TGM agree to put up all the existing offices, and provide the required personnel to carry out cutting, sorting and distribution of ABFG gems, and

            (iii) The pricing activity will be done jointly by representatives of all Parties.

6.0   Dividing the Profits:

      a) On goods that are from ABFG mines the TOTAL NET SALES of the Joint Venture will be divided between the Parties in accordance of the following:

            (i)   Cut and semi cut stones:

                  1.    Party ABFG TWO THIRDS (66.6%) PERCENT, AND

                  2.    Party TGM one third (33.4%) percent.

            (ii)  On unprocessed rough:

                  1.    Party ABFG seventy-five (75%) percent, and

                  2.    Party TGM twenty-five (25%) percent.

      b)    On goods that are purchased by ABFG funds:

            (i) Profit will be divided between ABFG to Menavi (PROFIT = Total Net Sales - Total Purchase Costs).

      c) The TOTAL NET SALES will be calculated after deduction of the following items from the TOTAL SALES:

            (i) All approved expenses related to cutting, processing and exporting of gemstones.

            (ii)  Plus an uplift of 15%.

            (iii) Any commissions related to the purchasing, sales and marketing of rough or cut stones.

            (iv) Any taxes or fees required by the Government in accordance to the law.

            (v)   All applicable commissions.

      d)    Total Purchase Costs:

            (i) All approved expenses related to purchase of rough or cut gemstones.

            (ii) Any commissions related to the purchasing, sales and marketing of rough or cut stones, and

            (iii) Any taxes or fees required by the Government in accordance to the law.

7.0   Other Agreements

      a) The Joint Venture will have the first right of refusal to purchase the products of all ABFG mining activity.

      b) The initial capital investment into the project, which consists of capital investment to set-up new offices and enlarge lapidaries will be provided by ABFG as a Shareholder Loan to TGM.

      c)    All accounting will be done on a monthly basis.

      d) The processing and marketing will be managed by TGM. The mining venture will be managed by ABFG.

8.0   Arbitration

      Disputes under this agreement will be arbitrated by The World Federation of Diamond Bourse.

      Dated and signed this 20th day of April, 1999 at Ramat-Gan, Israel.


American Benefits Group, Inc.

Per: /s/Gerald E Sklar,
     -----------------------------
Per: /s/ Dror Moradov
     -----------------------------


Menavi International Ltd.

Per: /s/ Menahem Sevdermish
     -----------------------------
Per: /s/ Avi Meirom
     -----------------------------


Advance Cutting Center (Israel) Ltd.

Per: /s/ Menahem Sevdermish
     -----------------------------
Per: /s/ Avi Meirom
     -----------------------------


Advance Cutting Center Ltd.

Per: /s/ Menahem Sevdermish
     -----------------------------
Per: /s/ Avi Meirom
     -----------------------------


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